Services and Material Supply Agreement

This Services and Material Supply Agreement (the “Agreement”) is made and entered into effective March 4, 2016 by and between Hancock Jaffe Laboratories, Inc. (“Client”), a Delaware corporation having a business address at 70 Doppler, Irvine, California, 92618, and ATSCO, Inc. (“Supplier”); a Nevada corporation, having a business address at 3117 Kingston Drive, Plano, Texas, 75074.

RECITALS:

WHEREAS, Client is involved in the manufacture of medical devices for vascular surgery indications employing certain Materials anatomically defined and derived from abattoir sources; and

WHEREAS, Supplier is experienced in and able to provide abattoir derived Materials, and;

WHEREAS, the Materials referred to in this Agreement are defined in the Client’s purchase orders.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Client and Supplier as may be referred herein singularly and/or jointly referred to as the Party/Parties hereby agree as follows:

1. Definitions:

1.1 The term “Material(s)” shall mean Bovine Veins as specified in Clients Specification for Vein (MD010038).

2. Tenn of Agreement. Subject to the provisions for termination set forth in Section 10 hereof, the term of this Agreement shall be from March 4, 2016 through 12:00 midnight on March 3, 2019 unless extended or sooner terminated as provided under Sections 7, 8 and 9 herein below. In the event this Agreement is extended as provided in Section 9 hereof, its terms shall continue in full force and effect, subject to any amendments or modifications mutually agreed upon by the Parties.

3. Services to be Performed. Supplier agrees to provide Client with certain animal derived Materials from abattoir sources and when applicable comply with the most current revision of the Client’s specifications and procedures. Client shall promptly notify Supplier in writing regarding any revisions to these specifications and procedures. The term “when applicable” shall pertain to material supplied for devices fabricated and/or processed for commercial use and/or controlled by certain quality and regulatory documentation; the term shall not apply to Materials for research and development.

Services and Material Supply Agreement

3.1 Supplier will train personnel collecting the Materials.

3. 2 Supplier will audit the operations of the abattoir.

3.4 Supplier will notify Client in the event the abattoir is not in compliance.

3.5 Supplier will fill out and maintain associated forms and records as required by Client.

4. Equipment, Supplies and Expenses. Supplier, at Supplier’s expense, will provide all equipment, tools, supplies and other expenses necessary to perform the services.

5. Time for Performance. Supplier will perform the services at the request of the Client subject to the terms of Section 6 herein below.

6. Material Orders.

6.1 Client agrees to purchase a minimum of 700 (seven hundred) pieces of the material on a monthly calendar basis (“Monthly Minimum”).

6. 2 Delivery details and apportioning of the Monthly Minimum will be mutually agreed upon by Client and Supplier.

6. 3 In the event that Client issues a Purchase Order for more than the monthly minimum, Supplier will use all reasonable effort to meet the Purchase Order request.

7. Price of Materials. Client will pay Supplier as follows;

7.1 For the Monthly Minimum, 700 pieces, Client agrees to pay $28,000.00 (twenty-eight thousand dollars).

7.2 On a monthly basis Client will pay $21.00 (twenty-one dollars) per piece for each piece of material above the Minimum PO up to and including 1,000 (one thousand) additional pieces.

7.3 On a monthly basis Client will pay $17.00 (seventeen dollars) per piece for each piece of material beyond 1,000 (one thousand).

Services and Material Supply Agreement

8. Terms of Payment.

8.1 Supplier will provide Client an invoice for all Materials provided under the Monthly Minimum and any amounts above the Monthly Minimum.

8.2 Payment for the Monthly Minimum will be made to Supplier via a funds transfer to Supplier’s specified banking account on or before the fifth business day of each month for that month’s Minimum. Payment will be made in good faith and that when applicable the Materials will be delivered in accordance with and comply with the most current revision of the Client’s specifications and procedures.

8.3 Payment for any amount in accordance with the provisions of Sections 7.2, 7.3 hereinabove will be made via Client’s business check or other mutually acceptable means within 10 business days of receiving Supplier’s invoice.

9. Extension of Agreement. During the fifth year of this Agreement and no later than 6 (six) months prior to the termination of the Agreement under the provision of Section 2 herein above, the Parties will in good faith mutually agree to terms for extension of the Agreement .

10. Termination of Agreement. This Agreement will become effective on the date written herein above and will terminate on the earlier of the date Supplier completes the services required by this Agreement or the date a Party terminates the Agreement. Either Party with reasonable cause may terminate this Agreement by giving 90 day written notice of termination for cause. Reasonable cause includes:

10.1 In the event and solely at the fault of the Client the payments are not paid in accordance with the provision of Section 8.2 and 8.3 hereinabove.

10.1.1 Section 8 will not apply in the event that payment is not paid or delayed as a fault of banking operations and/or services; such fault to be remedied in a timely fashion.

10.2 When applicable the Supplier solely and or willfully does not comply with the most current revision of the Client’s specifications and procedures.

10.3 The Parties mutually agree to terminate the Agreement without cause or penalty.

10.4 The Client fully ceases manufacturing of the products pursuant to the Post Acquisition Supply Agreement with LeMaitre Vascular. Inc.

Services and Material Supply Agreement

11. Termination under Section 10.1 In the event that Supplier exercises the option to terminate the Agreement for non-payment, Section 10.1, Client will prepay to Supplier any remaining amount equivalent to the sum of the Monthly Minimum equivalent to the number of months beyond the termination date up to the date of termination in Section 2 herein above. Said prepayment must be made within 30 (thirty) business days of Supplier providing written notice of termination pursuant to Section 10.

12 .. Exclusivity. For the term of this Agreement and for any and all applicable extensions Supplier agrees to provide the Materials as part of Section 3 herein above only to Client; Supplier shall not provide the Materials to any person(s) or business entity for similar use whether, but not limited to, for commercial or research and/or development without the express written permission of the Client.

12.1 This section 13 shall apply to anatomically defined Materials presently supplied by Supplier to Client for vascular devices; Materials other than those presently supplied by Supplier as part of this agreement which may be requested by client under the provisions of this agreement will not be subject to this Section.

12.2 For the purposes of this Agreement the nature of the Materials and other information related to the Materials shall be considered as confidential property of the Client and subject to the provisions of the Nondisclosure Agreement appended as Attachment A.

13. Independent Supplier Status. The Parties intend Supplier to be an independent Supplier in the performance of the services. Excepting the provisions of Section 13 herein above and within the stipulations and specifications of the Approved Supplier Specification:

13.1 Supplier has the right to perform services for others during the term of this Agreement.

13.2 Supplier has the right to hire assistants or to use employees to provide the services required by this.

13.3 Client shall not require Supplier or Supplier’s employees to devote full time to performing the services required by this Agreement.

13.4 Neither Supplier nor Supplier’s employees are eligible to participate in any employee pension, health, vacation pay, sick pay or other fringe benefit plan’ of Client.

14. Disputes. If a dispute including but not limited to the actions provided for under Section 8 herein above arises, the Parties will try in good faith to settle it through mediation.

Services and Material Supply Agreement

15. Indemnification. The Parties indemnify each other for all cause and actions which may be brought or caused to happen either as part of litigation or other action including but not limited to regulatory actions. Neither Party shall be held accountable for any expenses of the other Party associated with such actions.

16. No Partnership. This Agreement does not create a partnership relationship. Neither Party has authority to enter into contracts on the other’s behalf.

17. Entire Agreement. This is the entire Agreement between the Parties. It replaces and supersedes any and all oral agreements between the Parties, as well as any prior writings.

18. Successors and Assignees. This Agreement binds and benefits successors and assignees of the Parties.

19. Notices. All notices must be in writing. A notice may be delivered to a Party at the addresses herein above or to a new address that a Party designates in writing. Notices may be delivered in person, by certified mail, or other mutually acceptable means.

20. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state of California.

21. Counterparts. This Agreement may be signed by the Parties in different counterparts, including emails and facsimiles, and the signature pages combined will create a document binding on all Parties.

22. Modification. This Agreement may be modified only by a written agreement signed by the Parties.

23. Waiver. If one Party waives any term or provision of this Agreement at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either Party fails to exercise or delays exercising any of its rights or remedies under this Agreement, that Party retains the right to enforce that term or provision at a later time.

24. Severability. If any court determines that any provision of this Agreement is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this Agreement invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

Services and Material Supply Agreement

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SIGNATURE PAGE FOLLOWS

Services and Material Supply Agreement

CLIENT

For: HANCOCK JAFFE LABORATORIES, INC.

/s/ Norman Jaffe
Norman Jaffe, President

SUPPLIER

For: ATSCO, INC.

/s/ Richard Forbes
Richard Forbes, President

Services and Material Supply Agreement